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                                                                    EXHIBIT 23.9

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



To the Board of Directors of Forcenergy Inc:

    We hereby consent to the use of our reports dated March 3, 1997 and March 1, 1996, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 1997 and 1996, and the inclusion of our audit report dated May 25, 1995, of the estimates of the net proved oil and natural gas reserves of Forcenergy Inc and their present values, as of January 1, 1995, in this Form S-4 Registration Statement and the prospectus incorporated therein, and all references to our firm therein.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                                       By: /s/ DANNY D. SIMMONS
                                          -----------------------------------
                                           Danny D. Simmons
                                           Senior Vice President

Houston, Texas
September 15, 1997